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                                                                 EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 4, 1998, accompanying the financial statements of MGPX Ventures, Inc. included in the Registration Statement on Form 10-SB filed on October 16, 1998 and Form 10-SB/A filed on January 27, 1999. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Form S-8 Registration Statement.


/s/ Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
July 30, 1999